Exhibit 10.8

EXECUTION COPY

FIRST AMENDMENT TO

SERIES 2009-VFC1 SUPPLEMENT

This FIRST AMENDMENT TO SERIES 2009-VFC1 SUPPLEMENT, dated as of March 30, 2010 (this “Amendment”) is made among World Financial Network National Bank, a national banking association (“WFN”), as Servicer (“Servicer”), WFN Credit Company, LLC, a Delaware limited liability company (“WFN Credit”), as Transferor (“Transferor”) and Union Bank, N.A. (formerly known as Union Bank of California, N.A., successor in interest to JPMorgan Chase Bank, N.A.), not in its individual capacity but solely as Trustee (“Trustee”) under the Amended and Restated Pooling and Servicing Agreement, dated as of January 30, 1998, as amended and restated as of September 28, 2001 (as further amended as of April 7, 2004, March 23, 2005, October 26, 2007, and March 30, 2010, and as modified by a Trust Combination Agreement dated as of April 26, 2005, and as further amended, restated and otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Agreement, as supplemented by that certain Series 2009-VFC1 Supplement, dated as of March 31, 2009, among the Servicer, the Transferor and the Trustee (as amended, restated and otherwise modified from time to time, the “Series Supplement”).

Background

A. The parties hereto have entered into the Agreement and the Series Supplement.

B. The parties hereto wish to amend the Series Supplement as set forth in this Amendment.

Agreement

1. Amendment of the Series Supplement. The Series Supplement is hereby amended as provided in this Section 1.

(a) Section 2 of the Series Supplement is hereby amended by deleting the definitions of “Class A Controlled Amortization Amount”, “Class B Funded Amount”, “Class B Maximum Funded Amount”, “Class M Maximum Funded Amount”, “Rating Agency Condition”, and “Required Cash Collateral Amount” in their entirety and replacing each respective definition with the following in the correct alphabetical order:

“Class A Controlled Amortization Amount” means for any Transfer Date with respect to the Controlled Amortization Period, the Class A Invested Amount as of the close of business on the last day of the Revolving Period divided by [_].

“Class B Funded Amount” means, on any Business Day, an amount equal to the result of (a) $[_], plus (b) the aggregate amount of all Class B Incremental Funded Amounts for all Class B Incremental Fundings occurring on or prior to that Business Day, minus (c) the aggregate amount of principal payments made to the Class B Holder prior to such date.

1	First Amendment to Series 2009 VFC1 Series Supplement

“Class B Maximum Funded Amount” means $[_] as such amount may be increased or decreased from time to time pursuant to Section 6 of this Series Supplement.

“Class M Maximum Funded Amount” means $[_], as such amount may be increased or decreased from time to time pursuant to Section 6 of this Series Supplement.

“Rating Agency Condition” shall mean for purposes of this Series Supplement and the Agreement with respect to Series 2009-VFC1 (i) the consent of the Class A Holders, the Class M Holders and the Class B Holders, (ii) DBRS shall have notified the Servicer in writing that such action will not result in a reduction or withdrawal of their respective ratings of any outstanding Class of Series 2009-VFC1 Certificates for which such Rating Agency provides a rating and (iii) 10 days’ prior written notice (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable) to Fitch delivered electronically to notifications.abs@fitchratings.com.

“Required Cash Collateral Amount” means, with respect to any date of determination (a) as of the First Amendment Date, $[_] and (b) on any Transfer Date thereafter the sum of (i) the product of (x) [_]% times (y) the Invested Amount, after any adjustments to be made on such date, including but not limited to an Incremental Funding, plus (ii) the Supplemental Cash Collateral Amount on such date of determination.

(b) Section 2 of the Series Supplement is hereby amended by adding the definition of “First Amendment Date” set forth below in the correct alphabetical order:

“First Amendment Date” means March 30, 2010.

(c) Section 5 of the Series Supplement is hereby amended by deleting the language “an amount less than or equal to [_%]” and replacing such language with “an amount less than or equal to [_]%”.

2. Binding Effect; Ratification. (a) This Amendment shall become effective, as of the date first set forth above, when (i) counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns, (ii) the Series 2009-VFC1 Investor Holders shall have given their written consent pursuant to Section 17(c) of the Series Supplement, (iii) the Class M Holders shall have given their consent to the reduction of the Class M Maximum Funded Amount required by Section 6(b) of the Series Supplement and (iv) the Class B Holders shall have given their consent to the reduction of the Class B Maximum Funded Amount required pursuant to Section 6(c) of the Series Supplement.

2	First Amendment to Series 2009 VFC1 Series Supplement

(b) On and after the execution and delivery hereof, this Amendment shall be a part of the Series Supplement and each reference in the Series Supplement to “this Series Supplement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Series Supplement shall mean and be a reference to such Series Supplement as amended hereby.

(c) Except as expressly amended hereby, the Series Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

4. Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Counterparts of this Amendment may be delivered by facsimile or electronic transmission.

(d) The Trustee shall not be responsible for the validity or sufficiency of this Amendment, nor for the recitals contained herein.

(e) Notwithstanding any provision of the Series Supplement to the contrary, on March 31, 2010, the Transferor shall cause the Trust (i) to reduce the Class M Funded Amount to the Class M Maximum Funded Amount by making a principal payment of $[_] to the Class M Holder from the Optional Amortization Funds and (ii) to reduce the Class B Funded Amount to the Class B Maximum Funded Amount by making a principal payment of $[_] to the Class B Holder from the Optional Amortization Funds, and such funds shall be deposited into the Collection Account for the purpose of making such payment on March 31, 2010.

[Signature Page Follows]

3	First Amendment to Series 2009 VFC1 Series Supplement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer

By:	/s/ Ronald C. Reed
Name: Ronald C. Reed Title: Treasurer

WFN CREDIT COMPANY, LLC, as Transferor

By:	/s/ Daniel T. Groomes
Name: Daniel T. Groomes Title: President

UNION BANK, N.A., not in its individual capacity, but solely as Trustee

By:	/s/ Eva Aryeetey
Name: Eva Aryeetey Title: Vice President

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